UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2008
_________________________

Znomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136372	52-2340974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 SW Third Ave. Suite 200
Portland, OR 97201
 (Address of principal executive offices, including zip code)

(503) 827-5271
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associate with Exit or Disposal Activities
Item 5.02 Departure of Directors or Principal Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events

As we have previously disclosed, we intend to seek $10.0 to $15.0 million in additional financing to pursue our long-term drug discovery program. Of this amount, we had hoped to raise $2.0 to $4.0 million in the fourth quarter of 2008 to provide six to nine months of cash to fund our operations and develop validation data by the second quarter of 2009, which in turn, we believed, would facilitate discussions with pharmaceutical companies for one or more collaborations and additional financing efforts.

The current financing environment in the United States, particularly for early stage life science companies like us, is exceptionally challenging and, to date, we have been unable to generate significant financing.  Beginning in November 2008 we have sought to reduce expenses through a 25% salary reduction for our three most highly compensated employees  and smaller reductions for other management (as disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008) and a streamlining of research activities.

Effective December 2, 2008, we have implemented a plan to further reduce costs and narrow the focus of our operating activities to conserve cash to allow us to continue operations through the end of the first quarter of 2009.  Our plan consists of several elements and is expected to reduce our use of cash in operations to approximately $250,000 per quarter compared to $1.0 million for the quarter ending September 30, 2008. While operating under such a plan, we will focus our efforts on validating our zebrafish technology for drug discovery in our inflammation program, our most advanced program, seeking additional financing and, potentially, licensing certain rights to our ZeneMark library.

First, we have suspended work on our metabolic and cancer drug discovery programs and intend to minimize medicinal chemistry activities. We will continue to work on our inflammation program on a limited basis with a view towards developing an assay system that we can partner with a pharmaceutical company.  In addition, effective December 8, 2008, we expect to cease sales of mutant zebrafish. In connection with this streamlining of our operating activities, we intend to reduce the number of employees from 25 to six, effective December 15, 2008.  The remaining six employees, including four PhDs, are the president and chief executive officer, chief scientific officer, chief financial officer, director of drug discovery, director of operations and one lab technician. We expect that certain of our ex-employees will continue to provide medical chemistry services on a consulting basis.

Second, the cash compensation of our remaining employees will be reduced. The monthly salaries of Mark Philip, our president and chief executive officer, Bruce Beutel, our chief scientific officer, and Kerry Rea, our chief financial officer, have been reduced to $10,000, $8,333 and $7,500, respectively, effective as of December 15, 2008.  These reductions  replace the salary reductions described above. If we consummate a financing, license certain rights to our ZeneMark library or enter into a collaboration prior to December 31, 2009 that generates gross proceeds of at least $1.0 million, each of such employees shall be entitled to receive an amount in cash equal to their foregone salaries.  In addition, at the end of each month during which each such officer foregoes salary, such officer shall be granted a fully-vested incentive stock option to purchase a number of shares equal to (1) the amount of foregone salary for such month divided by (2) the weighted average of the closing market price of our common stock for such month. The maximum monthly number of shares underlying such options for our chief executive officer, chief scientific officer and chief financial officer shall be 300,000, 166,660 and 116,660 shares of common stock, respectively. In addition, our chief executive officer, chief scientific officer and chief financial officer shall be entitled to receive a bonus of $30,000, $20,000 and $10,000, respectively, for the first $1.6 million raised in such financing.  Our chief executive officer, chief scientific officer and chief financial officer shall be entitled to receive a second bonus of $7,500, $5,000 and $2,500, respectively, upon raising cumulatively $2.0 million or more in such financing. In addition, until such time as we consummate a financing that generates at least $1.0 million in gross proceeds and so long as an officer devotes at least 50% of time to Znomics-related activities, each such officer is entitled to consult on a part-time basis for other enterprises provided the other enterprises are not a direct competitor of the company. The monthly salary of our corporate secretary and director of operations has also been reduced to $5,000, effective December 15, 2008.  In addition, we have terminated the consulting agreement with Richard Sessions, our former chief executive officer and current director, effective November 30, 2008. Pursuant to such consulting agreement, we had paid Mr. Sessions $5,000 per month.

Third, effective February 1, 2009, the amount of lab and office space leased from Oregon Health & Science University will be reduced from approximately 4,600 to 1,400 square feet. As a result, rent expense will be reduced from approximately $11,000 to $4,000 per month. We intend to dispose of excess lab and office equipment in connection with such action.

The total estimated cost of the exit, disposal and reduction in force is $30,000 to $40,000.  The estimated costs are comprised of approximately $20,000 for severance related to the reduction in force and approximately $10,000 to $20,000 for equipment disposal and general administrative costs.

Our financing needs and long-term business plan are described in greater detail in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. We believe that $2.0 million in additional financing would be sufficient to support the company through 2009, and allow us to slightly increase headcount, particularly medicinal chemistry expertise, and to complete the validation of our zebrafish technology for drug discovery with a view towards developing one or more partnerships with a pharmaceutical company.

Effective December 3, 2008, Charles Blitzer has resigned from the board of directors to pursue other commitments.  Mr. Blitzer has no disputes with management or the other members of the board of directors. Mr Blitzer held no board committee positions.  Mr. Blitzer will serve as a business advisor to the chief executive officer and board of directors currently without compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Znomics, Inc.

___/s/ Kerry Rea____________________________
Kerry Rea
Chief Financial Officer

Date: December 5, 2008

Index to Exhibits

Exhibit No.                                           Description
99.1                                           Compensation agreement-President and Chief Executive Officer
99.2                                           Compensation agreement-Chief Scientific Officer
99.3                                           Compensation agreement-Chief Financial Officer